Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 26, 2012 which accompanies the consolidated financial statements of Gysan Holdings Inc. and Subsidiary for the year ended October 31, 2011 that is included in the Form S-1 registration statement. We consent to the inclusion in the registration statement of the aforementioned report.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

March 1, 2012 Chartered Accountants Calgary, Canada